EXHIBIT 99.1


NEWS RELEASE
                                                           FOR IMMEDIATE RELEASE
                                                           ---------------------
                                                           June 11, 2002


FOR FURTHER INFORMATION CONTACT:
-------------------------------

Edward S. Adams
President and Chief Executive Officer
Oak Ridge Capital Group, Inc.
(763) 923-2266


Realco, Inc. Announces Corporate Name Change to Oak Ridge Capital Group, Inc.
             and Initial Steps to Reposition its Financial Services Business

MINNEAPOLIS, JUNE 11, 2002/PRNewswire-FirstCall/ -- Realco, Inc. (Nasdaq: RLCO) today announced that it has changed its name to "Oak Ridge Capital Group, Inc.," effective June 10, 2002. The name change was approved by shareholders at the Company's annual meeting held June 7, 2002. The ticker symbol under which the Company's common shares trade on the Nasdaq National Market will change to ORCG, effective June 12, 2002. The individual real estate and financial services units of the Company will continue to operate under their existing names, although the corporate parent of these entities will utilize the Oak Ridge Capital Group, Inc. name.

In addition, the Company announced that it has commenced initial efforts to reposition itself in the financial services segment, including expansion of its securities clearing relationship with Bear Stearns & Co. Inc. (NYSE: BSC), one of the leading national broker clearing firms in the United States, and the appointment of James A. Coryea, II, who will serve as Chief Financial Officer of both Oak Ridge Capital Group, Inc. and its subsidiary, Equity Securities Investments, Inc.

Coryea brings over 29 years of operational and deal experience as a corporate financial officer, advisor and consultant to emerging growth companies and as a certified public accountant with PriceWaterhouseCoopers, Arthur Andersen, Dayton-Hudson Corporation, Brown Photo, Shaak Electronics, BioTrol and Wizardworks. Mr. Coryea received a BS degree in accounting and finance from Siena College. Mr. Coryea is a certified public accountant and a member of the American Institute of Certified Public Accountants.

"We are excited that Jim Coryea and other team members are joining us," stated Edward S. Adams, President and CEO. "Our positive financial results, strong liquidity and cash position underscore our continued efforts to build upon the Company's successful history in the real estate sector and our recent progress in growing the financial services business into a profitable boutique investment banking and asset management firm."


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Oak Ridge Capital Group is an integrated real estate and financial services company operating in four segments-residential construction and land development, commercial real estate brokerage services, commercial construction and financial services. The Company's real estate businesses are based in the southwestern United States, while the financial services division is headquartered in Minnesota and operates nationally, with regional offices in Albuqerque and Scottsdale. For more than a quarter of a century, Equity Securities Investments, the Company's wholly-owned financial services unit, has served the corporate finance, trading and retail brokerage needs of companies and investors in a range of industries.

Forward-Looking Statements

This announcement contains statements, which constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. These statements appear in a number of places in this release. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors discussed herein and in the Company's reports filed with the Securities and Exchange Commission.